Exhibit 10.1

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
Between
GENITOPE CORPORATION
Borrower
and
COMERICA BANK
Bank
Dated as of December 15, 2005

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TABLE OF CONTENTS
(continued)

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LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT
     This Letter of Credit and Reimbursement Agreement, dated as of December 15, 2005 (this “Agreement”), is by and between GENITOPE CORPORATION, a Delaware corporation (the “Borrower”), and COMERICA BANK, a Michigan banking corporation (the “Bank”).
     The parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND USAGE
     Section 1.1 Definitions. As used in this Agreement,
     “Account” means the collateral custodial account established by Borrower with Securities Intermediary pursuant to the Custodial Account Agreement and all cash, securities and investments (including, without limitation, all Approved Investments) from time to time in or credited to the Account, as described in the Supplemental Letter between Bank and Borrower of even date herewith.
     “Account Control Agreement” means that certain Account Control Agreement, dated as of even date herewith, among the Borrower, Bank and the Securities Intermediary.
     “Account Manager” shall mean Payden & Rygel, in its capacity as manager of the Account.
     “Account Pledge Agreement” means that certain Security Agreement-Account Pledge, dated as of even date herewith, between the Borrower and the Bank pursuant to which Bank is granted a first priority security interest in the Account, all cash, instruments and securities from time to time in the Account, and in the Certificates of Deposit and all proceeds of the foregoing.
     “Affiliate” for any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the policies of such Person, directly or indirectly, whether through the power to appoint and remove members of its Governing Body, the ownership of voting securities, by contract, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Agreement” means this Letter of Credit and Reimbursement Agreement as it may be amended or supplemented from time to time in accordance with its terms.
     “Approved Investment” means (i) cash, (ii) money market instruments, (iii)United States Treasury bills, and (iv) other United States Federal agency securities which carry the direct or implied guaranty of the government of the United States (i.e., securities of the Government National Mortgage Association, Federal Home Loan Bank and Federal National Mortgage Association).

     “Bank” has the meaning set forth in the preamble hereto.
     “Bank Rate” means the higher of (i) the Base Rate or (ii) the Federal Funds Rate plus 1.00% per annum.
     “Bankruptcy Code” means The Bankruptcy Reform Act of 1978 (Pub. L. No. 95 598; 11 U.S.C.), as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.
     “Base Rate” means at the time any determination thereof is to be made, the fluctuating per annum rate of interest then most recently announced by the Bank as its “Base Rate” on commercial loans. The parties hereto understand and acknowledge that the Base Rate is a rate set by the Bank based upon various factors, including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans at, above or below the Base Rate. Any change in the Base Rate shall take effect hereunder as of and on the opening of business on the date specified in the announcement of such change. A certificate in writing by the Cashier or any Vice President of the Bank as to the Base Rate as of any date shall be prima facie evidence of such fact.
     “Beneficiary” means John Arrillaga, Trustee u/t/a dated 7/20/77 and Richard T. Peery, Trustee u/t/a dated 7/20/77, or their respective successor trustees under the respective trust agreements.
     “Borrower” has the meaning set forth in the preamble hereto.
     “Borrower Authorized Representative” means any officer of the Borrower or the person or persons at the time designated to act on behalf of the Borrower by a written certificate signed by the Borrower and approved by the Bank.
     “Business Day” means any day other than a Saturday, a Sunday, or a day on which commercial banks in the City of Los Angeles, California are authorized or required by law or executive order or decree to close.
     “Certificates of Deposit” means those certain certificates of deposit issued by Bank to Borrower in aggregate amount of One Million Dollars and all replacements, renewals and proceeds thereof, as described in the Supplemental Letter between Bank and Borrower of even date herewith.
     “Closing Date” means December 15, 2005.
     “Collateral” means the Account (including all cash, securities and investments (including Approved Investments) from time to time therein or credited thereto), the Certificates of Deposit, all products and proceeds thereof and all other property and assets of Borrower that Bank is now or hereafter granted a Lien upon as security for the Obligations.
     “Custodial Account Agreement” means the custodial account agreement dated November 30, 2005 between Borrower and Securities Intermediary.

     “Date of Issuance” has the meaning assigned to that term in Section 2.2.
     “Default” means an event which after the lapse of time or the giving of notice, or both, would constitute an Event of Default.
     “Default Rate” has the meaning assigned to that term in Section 2.5.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.
     “Event of Default” means an event described in Section 6.1.
     “Expenses” means (i) all expenses of the Bank paid or incurred in connection with its due diligence and investigation of the Borrower, including appraisal, filing, recording, documentation, publication and search fees and other such expenses, and all reasonable attorneys’ fees and expenses (including reasonable attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) incurred in connection with the structuring, negotiation, drafting, preparation, execution and delivery of this Agreement, the Related Documents, and any and all other documents, instruments and agreements entered into in connection herewith; (ii) all expenses of the Bank, including reasonable attorneys’ fees and expenses (including reasonable attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code) paid or incurred in connection with the negotiation, preparation, execution and delivery of any waiver, forbearance, consent, amendment or addition to this Agreement or any Related Document, or the termination hereof and thereof; (iii) all costs or expenses paid or advanced by the Bank which are required to be paid by the Borrower under this Agreement or the Related Documents, including taxes and insurance premiums of every nature and kind of the Bank, and (iv) during existence of an Event of Default occurs, all expenses paid or incurred by the Bank, including reasonable attorneys’ fees and expenses (including reasonable attorneys’ fees incurred pursuant to proceedings arising under the Bankruptcy Code), costs of collection, suit, arbitration, judicial reference and other enforcement proceedings, and any other out-of-pocket expenses incurred in connection therewith or resulting therefrom, whether or not suit is brought, or any other document, instrument or agreement entered into in connection herewith in the nature of a workout.
     “Expiration Date” means the date on which the Letter of Credit A terminates in accordance with its terms.
     “Federal Funds Rate” means a fluctuating rate of interest per annum equal to the rate at which the Bank can buy overnight federal funds from the Federal Reserve Bank of New York. Each change in the Federal Funds Rate shall take effect simultaneously with the corresponding change or changes in such rate.
     “Fee Rate” means: (a) with respect to Letter of Credit A, one-half percent (1/2%) per annum; and (b) with respect to Letter of Credit B and Letter of Credit C, one percent (1%) per annum.
     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Date of Issuance.
     “Governing Body” of any specified Person means the board of directors or board of trustees of such Person or any duly authorized committee of that board, or if there be no board of trustees or board of directors, then the person or body that pursuant to law or the Organizational Documents of such Person, is vested with powers similar to those vested in a board of trustees or a board of directors.
     “Governmental Authority” means any foreign Governmental Authority, the United States of America, any state of the United States and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau or court or other judicial or administrative tribunal having jurisdiction over the Bank, the Borrower, the Bond Issuer or any of their respective Property.
     “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (iii) with respect to any letter of credit issued for the account of such other Person or as to which such other Person is otherwise liable for reimbursement of drawings, provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) performance or completion guarantees. The term “Guarantee” used as a verb has a corresponding meaning.
     “Interior Improvements” has the meaning given it in the Construction Agreements Related to Lease Agreements executed between Borrower and Beneficiary as of May 16, 2005 build-out of the shell buildings located at 6800 and 6900 Dumbarton Circle, Fremont, California.
     “Lease” or “Lease Agreement” means that certain Lease Agreement dated May 16, 2005 between Borrower and Beneficiary related to the lease by Borrower from Beneficiary of a certain 109,786 square foot two story building located at 6900 Dumbarton Circle, Fremont, California, and that certain Lease Agreement dated May 15, 2005 between Borrower and Beneficiary related to the lease by Borrower from Beneficiary of a certain 109,786 square foot building located at 6800 Dumbarton Circle, Fremont, California.
     “Legal Requirement” means any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

     “Letter of Credit(s), “Letter of Credit A”, “Letter of Credit B” and “Letter of Credit C” each have the meanings set forth in Section 2.1 hereof.
     “Lien” means any mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract, and shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions.
     “Material Adverse Effect” means a materially adverse effect on (i) the business, assets, liabilities, operations or condition (financial or otherwise) of the Borrower, (ii) the validity or enforceability of, or the authority or ability of the Borrower to perform its obligations under, this Agreement or any of the other Related Documents to which it is a party or to consummate any of the transactions contemplated hereby or thereby, or (iii) the rights of the Bank hereunder or under the Related Documents (including the pledge of the Collateral hereunder and the priority of the Liens created hereby or by any Related Document).
     “Obligations” means all indebtedness of Borrower to Bank hereunder, interest thereon and other obligations of the Borrower to the Bank arising under this Agreement.
     “Officer’s Certificate” of any specified Person means a certificate signed by the Chairman of the Governing Body, President, Vice President or Treasurer of such Person or any other officer authorized by resolution of such Person (or in the case of any Person that is not a corporation, by the managing partner or other Person in which the power to act on behalf of such Person is vested by law, the Organizational Documents of such Person or by subsequent action of its Governing Body), and delivered to the Bank.
     “Organizational Documents” means with respect to each Person that is a trust, the declaration of trust establishing such trust; with respect to a Person that is a corporation, the certificate of incorporation or articles of incorporation and by-laws of such corporation; with respect to a Person that is a limited liability company, the certificate of formation or articles of organization, and the limited liability company agreement or operating agreement, of such limited liability company; and, with respect to a Person that is a partnership, the partnership agreement establishing such partnership; in each case including any and all modifications thereof as of the date of the document referring to such Organizational Document and any and all future modifications thereof.
     “Permitted Encumbrance” means Liens on assets and properties of Borrower other than the Collateral:
     (a) in favor of carriers, warehousemen, mechanics, and materialmen granted in the ordinary course of business for amounts not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on Borrower’s books;
     (b) made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure tenders, statutory obligations, bids, self insurance surety bond or performance bonds or similar obligations entered in the ordinary course of business;
     (c) judgment liens with respect to judgments being contested in good faith which do not otherwise result in an Event of Default under Section 5.2(g) hereof;
     (d) easements, rights of way, zoning restrictions and minor defects or irregularities in title which do not materially interfere with the value or use of the property to which such Liens are attached;
     (e) Liens for taxes not at the time delinquent or thereafter payable without penalty or being contested by appropriate proceedings and for which adequate reserves have been established on the books of Borrower;
     (f) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security, and other like obligations, or to secure the performance of tenders, statutory obligations, surety, bid and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-the money bonds and similar obligations incurred in the ordinary course of business; and
     (g) Liens in favor of other financial institutions arising in connection with Borrower’s deposit or investments accounts held at such institutions to secure fees and charges in connection with said accounts.
     “Person” means an individual, a corporation, a partnership, an association, a joint venture, a trust, an unincorporated organization or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof
     “Related Documents” has the meaning assigned to that term in Section 2.9.
     “Securities Intermediary” means Comerica Bank, acting through its institutional trust department, in its capacity as holder and administrator of the Account.
     “State” means the State of California.
     “Stated Termination Date” means: (a) with respect to Letter of Credit A, May 30, 2009; (b) with respect to Letter of Credit B and Letter of Credit C, January 29, 2021.
     “Taxes” means all income, stamp or other taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.
     Section 1.2 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”.

     Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP in a manner consistently applied, except as otherwise stated herein.
     Section 1.4 Interpretation. The following rules shall apply to the construction of this Agreement unless the context requires otherwise: (a) the singular includes the plural and the plural, the singular; (b) words importing any gender include the other gender; (c) references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made; (d) references to “writing” include printing, photocopy, typing, lithography and other means of reproducing words in a tangible visible form; (e) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to articles, sections (or subdivisions of sections), exhibits, appendices, annexes or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) references to Persons include their respective permitted successors and assigns; and (i) headings herein are solely for the convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.
     All times given herein shall refer to Pacific Standard time or Pacific Daylight time, as applicable, unless otherwise specified.
ARTICLE II
AMOUNT AND TERMS OF THE LETTER OF CREDIT
     Section 2.1 The Letters of Credit. The Bank agrees, on the terms and conditions hereinafter set forth, to issue and deliver the Irrevocable Standby Letters of Credit in the form of the two letters of credit attached as Exhibit A (referred to individually and together herein as “Letter of Credit A”), Exhibit B (“Letter of Credit B”) and Exhibit C (“Letter of Credit C”, called together with Letter of Credit A and Letter of Credit B, the “Letters of Credit” and each referred to individually as a “Letter of Credit”) in favor of the Beneficiary on the Date of Issuance each expiring on its Stated Termination Date, (unless renewed as hereinafter provided) and in the face amount of: (a) $23,000,000 and $11,000,000 (i.e., $34,000,000 in aggregate), in the case of Letter of Credit A, (b) $500,000 in the case of Letter of Credit B; and (c) $500,000 in the case of Letter of Credit C.
     Section 2.2 Issuing the Letter of Credit. The Letters of Credit shall be issued on the date the applicable conditions set forth in Article III hereof shall be fulfilled (the “Date of Issuance”). Borrower may, from time to time hereafter (so long as no Event of Default at the time exists and with the written consent of Beneficiary, in form satisfactory to Bank) request amendments to Letter of Credit A for the purpose of decreasing the amount available for drawing thereunder, provided that, (i) such requests shall not be made more frequently than monthly and shall be delivered to Bank in writing not less than five (5) Business Days prior to the proposed effective date of such reduction, (ii) each such requested reduction shall be in an amount not less than One Million Dollars ($1,000,000), (iii) together with such request, Borrower shall deliver to

Bank such evidence as Bank shall require that, the aggregate amount of reductions of Letter of Credit A (after giving effect to such requested reduction) will not exceed the aggregate amount of cash payments made by Borrower in payment of the costs of the Interior Improvements as of the date for such reduction, and (iv) Bank’s obligation to issue such reduction shall be subject to payment to Bank, prior to the effective date of such reduction, of an amendment fee in an amount determined by Bank.
     Section 2.3 Fees.
          (a) The Borrower hereby agrees to pay or cause to be paid to the Bank non-refundable, fully-earned fees in the amount of the Fee Rate with respect to each Letter of Credit multiplied by the face amount of the respective Letters of Credit. Such fees shall be payable annually in advance on the Date of Issuance and on each anniversary of the Date of Issuance.
          (b) The Borrower hereby agrees to pay to the Bank, upon each amendment of a Letter of Credit, an amendment fee to be in amount determined by the Bank in connection therewith.
          (c) The Borrower hereby agrees to pay to the Bank, upon each drawing under the Letter of Credit in accordance with its terms, a negotiation fee in amount equal to the greater of (i) 1/8% of the amount of such drawing, or (ii) $500.
          (d) Any amount of fees payable by the Borrower to the Bank, that is not paid when due, shall bear interest, from the date such amount of fees was due until the date of payment in full, at the Default Rate, payable promptly on demand and on the date of payment in full.
     Section 2.4 Reimbursement. The Borrower hereby agrees to pay to the Bank, (a) any amount drawn under any Letter of Credit, immediately after (and on the same Business Day as) such drawing, plus (b) interest at the Default Rate payable on demand and on the date of payment in full on any amount remaining unpaid by the Borrower to the Bank, from the date any such amount becomes payable until payment in full.
     Section 2.5 Default Rate. Any sum payable by the Borrower to the Bank hereunder that is not paid when due shall bear interest from the date such amount becomes due until the date of payment in full, at a rate per annum (the “Default Rate”) equal to the Bank Rate for such day plus two percent (2.00%) per annum, which interest shall be payable on demand and on the date of payment in full, but if no demand is made, then monthly in arrears. Any sum payable by the Borrower to the Bank hereunder upon the occurrence or during the continuance of any Default or Event of Default hereunder shall bear interest from the date of the occurrence of such event until such time as the Default, Event of Default or event of default is cured to the satisfaction of the Bank, at the Default Rate, which interest shall be payable on demand and on the date of payment in full, but if no demand is made, then monthly in arrears as set forth above.
     Section 2.6 Increased Costs. If any law, regulation or change in any law or regulation or in the interpretation thereof or any ruling, decree, judgment, guideline, directive or recommendation (whether or not having the force of law) by any regulatory body, court, central bank or any administrative or Governmental Authority charged or claiming to be charged with the administration hereof (including, without limitation, a request or requirement that affects the manner in which the Bank allocates capital resources to its commitments, including its obligations hereunder or under any Letter of Credit) shall either (i) impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates, subsidiaries any reserve requirement, special deposit requirement, insurance assessment or similar requirement against or affecting any Letter of Credit or this Agreement or (ii) subject the Bank or any of its affiliates, subsidiaries to any tax, charge, fee, deduction or withholding of any kind whatsoever in connection with any Letter of Credit or this Agreement or change the basis of taxation of the Bank or any of its affiliates, subsidiaries (other than a change in the rate of tax based on the overall net income of the Bank or such affiliate or subsidiary) in connection with any Letter of Credit or this Agreement or (iii) impose any condition upon or cause in any manner the addition of any supplement to or increase of any kind to the Bank’s or any affiliate’s or subsidiary’s capital or cost base for issuing, maintaining, or participating in any Letter of Credit or this Agreement that results in an increase in the capital requirement supporting such obligations, or (iv) impose upon, modify, require, make or deem applicable to the Bank or any of its affiliates or subsidiaries any capital requirement, increased capital requirement or similar requirement, such as the deeming of any Letter of Credit or this Agreement to be an asset held by the Bank or any of its affiliates, subsidiaries or Participants for capital adequacy calculation or other purposes (including, without limitation, a request or requirement that affects the manner in which the Bank allocates capital resources to its commitments including its obligations hereunder or under any Letter of Credit), and the result of any events referred to in (i), (ii), (iii) or (iv) above shall be to increase the costs in any way to the Bank or any affiliate, subsidiary of issuing or maintaining in any Letter of Credit or this Agreement or reduce the amount payable by the Borrower hereunder or reduce the rate of return on capital, as a consequence of the issuing or maintaining or participating in the Letter of Credit or this Agreement, to a level below that which the Bank, its affiliates or subsidiaries could have achieved but for such events; then and in such event the Borrower shall, promptly upon receipt of written notice to the Borrower by the Bank of such increased costs and/or decreased benefits, pay to the Bank all such additional amounts as, in the Bank’s or any affiliate’s or subsidiary’s sole good faith calculation as allocated to the Letter of Credit, shall be sufficient to compensate it for all such increased costs and/or decreased benefits, all as certified by the Bank in said written notice to the Borrower. Such certification shall be conclusive and binding on the parties hereto, absent manifest error. In determining such amount, the Bank or any affiliate, subsidiary or Participant may use any reasonable averaging or attribution methods.
     Section 2.7 Payments and Computations. The Borrower shall make or arrange to make each payment hereunder on the day when due in lawful money of the United States of America to the Bank (i) at its address referred to in Section 7.1 in same day funds. Payments received after 3:00 p.m. on any day shall be deemed to be received on the next Business Day. The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due hereunder, to charge from time to time against any of the Borrower’s accounts with the Bank any amount so due. Computations of the Base Rate, Federal Funds Rate, the Bank Rate, the Default Rate and of any fees or commissions hereunder shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or commission, as the case may be.
     Section 2.8 Evidence of Debt. The Bank shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrower resulting from any drawing under the Letter of Credit and the amounts of principal, interest and fees payable and paid from time to time hereunder. Absent manifest error, in any legal action or proceeding in respect of this Agreement, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of the Borrower therein recorded.
     Section 2.9 Obligations Absolute. The payment obligations of the Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:
     (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, the Account Pledge Agreement, Account Control Agreement, Custodial Account Agreement any financing statement or any other agreement or instrument relating hereto or thereto (collectively, the “Related Documents”);
     (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents or any other document;
     (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against Beneficiary, Securities Intermediary, or any beneficiary, or transferee, of any Letter of Credit, the Bank, or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in any other Related Document, or any unrelated transaction;
     (iv) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
     (v) payment by the Bank under a Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or
     (vi) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.
     Section 2.10 Security. All amounts payable under this Agreement are secured by the Collateral as defined in the Account Pledge Agreement (including the Account and Certificates of Deposit). The Bank is hereby authorized to file one or more financing statements (including fixture filings), continuation statements, or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Lien and security interest granted by the

Borrower, without the signature of the Borrower, and naming the Borrower as a debtor and the Bank as secured party.
ARTICLE III
CONDITIONS OF ISSUANCE
     Section 3.1 Conditions Precedent to Issuance of the Letter of Credit. The obligation of the Bank to issue the Letter of Credit is subject to the condition precedent that the Bank shall have received on or before the Date of Issuance the following, each dated as of the Date of Issuance (unless specified otherwise below), in form and substance reasonably satisfactory to the Bank:
          (a) This Agreement. This Agreement, duly executed by the Borrower.
          (b) Borrower Documents. (i) Certified copies of the Organizational Documents of the Borrower, (ii) certificates from the State as to the due incorporation and good standing of the Borrower, (iii) certificates from the Franchise Tax Board of the State as to the good standing of the Borrower, and (iv) certified copies of all resolutions and proceedings taken by the Board of Directors of the Borrower or any duly authorized committee thereof authorizing and approving the execution, delivery and performance of this Agreement, any other Related Document to which the Borrower is a party, and the transactions contemplated hereby and thereby, certified by a Borrower Authorized Representative as being in full force and effect on and as of the Date of Issuance.
          (c) Representations and Warranties True: No Default. On the Date of Issuance each representation and warranty on the part of the Borrower contained in any Related Document to which the Borrower is a party is true and correct in all material respects on and as of the Date of Issuance as though made on and as of such date and no Default or Event of Default has occurred and is continuing or could result from the execution and delivery of such Related Documents or the issuance of the Letter of Credit.
          (d) Borrower Incumbency Certificate and Signature Verification. An incumbency certificate of the Borrower with respect to the officers who are authorized to sign the Related Documents to which the Borrower is a party on behalf of the Borrower indicating true signatures of each such officer signing such Related Documents.
          (e) Borrower Certificate. A certificate of the Borrower dated the Date of Issuance, to the effect that (i) each representation and warranty on the part of the Borrower contained in any Related Document to which the Borrower is a party is true and correct in all materials respects on and as of the Date of Issuance as though made on and as of such date, and (ii) that no Default or Event of Default has occurred and is continuing or could result from the execution and delivery of such Related Documents or the issuance of the Letter of Credit.
          (f) Fees Payable. Payment to the Bank of all fees and Expenses payable by the Borrower pursuant to Sections 2.3 and 7.7 hereof.

          (g) Financing Statements. Evidence that any financing statements or agreements necessary to provide for a valid and perfected first priority Lien on and security interest in the Collateral in favor of the Bank subject to no other Liens, other than Permitted Encumbrances.
          (h) Searches. Copies of recent searches, in form and substance satisfactory to the Bank, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of the Borrower, together with copies of all such filings disclosed by such search, and UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement).
          (i) Collateral. Confirmation by Bank that Approved Investments with fair market values not less than $37,780,000 are in the Account, that the Certificates of Deposit have been established with Bank and that all steps determined by Bank to be necessary to perfect its Lien al of the foregoing have been completed to Bank’s satisfaction.
          (j) Related Documents. Receipt by the Bank of the Related Documents, duly executed and in form and substance reasonably satisfactory to the Bank.
          (k) Use of Letters of Credit. Such confirmation of Bank may require demonstrating: (i) Letter of Credit A shall be utilized by Beneficiary solely as security for Borrowers obligations to complete Interior Improvements and shall not secure, in any part, any rental obligations under the Lease, and (ii) that Letter of Credit B and Letter of Credit C will be the sole security granted to Beneficiary for rental obligations under the Lease.
          (l) Other Documents. Such other documents and certificates as the Bank or its counsel shall have reasonably requested.
     Section 3.2 Additional Conditions Precedent to Issuance of the Letter of Credit. The obligation of the Bank to issue the Letter of Credit shall be subject to the further conditions precedent that on the Date of Issuance the following statements shall be true and the Bank shall have received an Officer’s Certificate from the Borrower, dated the Date of Issuance, stating that:
     (i) The representations and warranties of the Borrower contained in Section 4.1 of this Agreement and in any other Related Document to which the Borrower is a party, are true and correct in all material respects on and as of the Date of Issuance of the Letter of Credit as though made on and as of such date;
     (ii) No Default or Event of Default has occurred and is continuing or could result from the execution and delivery of the Related Documents to which the Borrower is a party or the issuance of the Letter of Credit; and

     (iii) True, complete (including all exhibits, attachments, schedules, amendments or supplements thereto) and executed counterparts of the Related Documents have been delivered to the Bank and the Related Documents have not been modified, amended or rescinded, and are in full force and effect as of the Date of Issuance.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Section 4.1 Representations and Warranties. To induce the Bank to enter into this Agreement and issue the Letter of Credit, the Borrower represents and warrants to the Bank as of the Date of Issuance and as of any date on which the Bank honors a draw under the Letter of Credit that:
          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State and is in good standing and duly licensed in all other jurisdictions in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite corporate power and authority to conduct its business, to own its Property, and to execute and deliver and perform all of its obligations under this Agreement and the Related Documents to which it is a party.
          (b) The execution, delivery and performance by the Borrower of this Agreement and the Related Documents to which it is a party are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not, and will not, contravene (i) any provision of the Organizational Documents of the Borrower, (ii) any Legal Requirements applicable to the Borrower or its Property; or (iii) any material contractual restriction binding on or affecting the Borrower or its Property, and do not result in or require the creation of any prohibited Lien, security interest or other charge or encumbrance upon or with respect to its Property or its revenues.
          (c) No order, consent, permit, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of this Agreement or any other Related Document to which the Borrower is a party, except as have been duly obtained or made and are in full force and effect.
          (d) Each of this Agreement and the other Related Documents to which the Borrower is a party is and will be the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (e) Except as disclosed on Schedule 4.1(e), there is no pending or, to the Borrower’s knowledge, threatened action, investigation or proceeding before any court,

governmental agency or arbitrator against or affecting the Borrower or its Property or its revenues that would be reasonably expected to have a Material Adverse Effect.
          (f) The Borrower has filed all income tax returns and all other material tax returns that are required to be filed by the Borrower by the date due, and has paid all taxes due pursuant to such returns or pursuant to any assessments received by the Borrower, other than taxes or assessments being contested by the Borrower in good faith by appropriate proceedings. The charges, accruals and reserves on the books of the Borrower in respect of taxes or other governmental charges are adequate.
          (g) In addition to the representations and warranties contained in this Section 4.1, all representations and warranties contained in any other Related Document to which the Borrower is a party or in any agreement, document, instrument or certificate delivered by or on behalf of the Borrower in connection with the transactions contemplated hereby and thereby shall constitute representations and warranties made by the Borrower hereunder.
          (h) All representations and warranties made by Borrower herein shall survive the delivery of this Agreement, and any investigation at any time made by or on behalf of the Bank shall not diminish its rights to rely thereon. All statements made by Borrower contained in any certificate, report, document or other instrument delivered by or on behalf of the Borrower under or pursuant to this Agreement or the Related Documents to which it is a party or in connection with the transactions contemplated hereby shall constitute representations and warranties made by the Borrower hereunder. All information submitted to the Bank by or on behalf of the Borrower in connection with the transactions contemplated hereunder was, to the best of the Borrower’s knowledge, information and belief, accurate and complete as of the date thereof and did not contain any misstatement of fact, and the Borrower has not failed to disclose to the Bank any information known to the Borrower, the substance of which could have a Material Adverse Effect (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith based upon reasonable assumptions are not to be viewed as facts and that actual results during the periods covered by such projections and forecasts may differ from the projected or forecast results).
          (i) The obligations of the Borrower under this Agreement are not in violation of the Organizational Documents of the Borrower.
          (j) The Borrower has good and marketable title to all of its assets and properties (including the Collateral). The Collateral is free and clear of all Liens other than the Liens thereon granted in favor of Bank. To the best of Borrower’s knowledge, upon issuance of the Letters of Credit hereunder, Borrower shall have complied in all material respects with all obligations under the Lease Agreements and all the Lease Agreements are in full force and effect. The Borrower enjoys peaceful and undisturbed possession under the Lease Agreements.
          (k) The Borrower is not in violation of or default under (and no event has occurred that with the lapse of time or notice of action by a third party could result in a default under) any (i) Organizational Documents, (ii) any applicable Legal Requirement, (iii) any applicable judgment or decree or any instrument evidencing any material indebtedness or under any material agreement relating thereto, or (iv) any material mortgage, deed of trust, security agreement, lease, franchise or other material agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is subject or bound, except to the extent such violation or default would not be reasonably expected to have a Material Adverse Effect.
          (l) The Borrower carries insurance with reputable insurers in respect of its Property, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.
          (m) The Borrower is in compliance with all Legal Requirements in respect of each benefit plan maintained by the Borrower for their employees, including, but not limited to, all requirements under ERISA.
          (n) No filings, recordings, registrations or other actions are necessary to create and perfect the Liens created hereby or by any Related Document; all obligations of the Borrower hereunder are secured by the Liens created hereby or by any Related Document;
          (o) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X issued by the Board of Governors of the Federal Reserve System).
ARTICLE V
COVENANTS OF THE BORROWER
     Section 5.1 Affirmative Covenants. So long as a drawing is available under any Letter of Credit, or the Bank shall have any commitment hereunder, or the Borrower shall have any obligation to pay any amount to the Bank hereunder, the Borrower shall:
          (a) Preservation of Existence, Etc. Preserve and maintain its legal existence and all rights, privileges and franchises necessary in the conduct of its business and in the performance of its obligations under the Related Documents and not dissolve or otherwise discontinue its existence.
          (b) Compliance with Laws, Etc. Comply with all Legal Requirements applicable to the Borrower and its assets and properties, non-compliance with which would reasonably be expected to have a Material Adverse Effect.
          (c) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies, if any, imposed upon the Borrower or its Property or its revenues, and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its properties or assets; provided, however, that the Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, governmental charge, or claim to the extent that the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings, so long as no tax sale does occur during such proceedings and the Borrower shall have established and shall maintain adequate reserves on its books for the payment of such amounts.

          (d) Visitation Rights. After occurrence of any Event of Default, during normal business hours and to the extent not prohibited by law, permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and to discuss the affairs, finances and accounts of the Borrower with any of its officers. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions relating to the Borrower and its property and their revenues, in accordance with GAAP in a manner consistently applied.
          (e) Reporting Requirements. Furnish to the Bank the following:
     (i) as soon as possible after becoming aware of the occurrence of an Event of Default or Default continuing on the date of such statement, written notice from a Borrower Authorized Representative setting forth details of such Event of Default or Default and the action that the Borrower proposes to take with respect thereto;
     (ii) as soon as possible after the occurrence of any event that could have a Material Adverse Effect, written notice from a Borrower Authorized Representative setting forth details of such event and the action that the Borrower proposes to take with respect thereto;
     (iii) as soon as available but not later than one hundred twenty (120) after the end of each fiscal year, a complete copy of Borrower’s audited Financial Statement, which shall include at least Borrower’s balance sheet as of the close of such fiscal year, and Borrower’s statement of income and retained earnings and statement of cash flow for such fiscal year, certified by a certified public accountant selected by Borrower and satisfactory to the Bank (which will not unreasonably withhold its approval), which statements shall not be qualified in any manner;
     (iv) as soon as available but not later than forty five (45) days after the end of each fiscal quarter of Borrower, Borrower prepared balance sheets and statements of income and retained earnings and cash flows as of the end of such fiscal quarter, certified by a Borrower Authorized Representatives;
     (v) so long as Letter of Credit A remains issued and unexpired (an thereafter, so long as any Obligations related to Letter of Credit A remain outstanding) within twenty (20) days after the end of each month, (i) Account statements from the Securities Intermediary and Account Manager showing the status of the Account (including market values of the Approved Investments then in or credited to the Account), (ii) investment portfolio reports prepared by the Account Manager with respect to Borrower’s entire portfolio of cash and investments and (iii) copies of all material public correspondence and notifications related to the testing and/or approval process of “My Vax” and or other vaccines and medications under development by Borrower received by

Borrower from the United States Food and Drug Administration or Security and Exchange Commission or other governmental authority;
     (vi) with reasonable promptness, at any time that the Borrower becomes aware of or has actual knowledge of the existence of any litigation or proceedings before any Governmental Authority which, if determined adversely in the opinion of the Borrower, could reasonably be expected to have a Material Adverse Effect, written notice to the Bank with respect thereto; and
     (vii) such other information respecting the Borrower and the Collateral and the Borrower’s revenues, as the Bank may from time to time reasonably request.
          (f) Insurance. Maintain, at the Borrower’s expense (and, upon request of Bank, provide Bank with evidence of);
     (i) insurance on its property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks (including fire and other risks insured against by extended coverage) as are typically insured against in the same general area, by companies of comparable size engaged in the same or similar business as the Borrower and its subsidiaries;
     (ii) liability insurance in customary amounts for similar companies; and
     (iii) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.
          (g) Maintenance of Permits, Etc. Take all necessary and appropriate action to ensure the continuation in force of all material consents, licenses, permits, orders, decrees, approvals, authorizations, registrations and filing obtained or made in connection with its properties or its revenues, this Agreement or the other Related Documents to which the Borrower is a party, or the acquisition, construction or use of the leasehold under the Lease.
          (h) Maintenance of Properties, Etc. Maintain and preserve of its property that is used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.
          (i) Investment Policy and Account Maintenance. Invest, or cause to be invested, all of Borrowers liquid assets at all times in conformity with the Borrower’s Investment Policy Guidelines, as revised March 3, 2005 and previously delivered to Bank and with respect to the Account, cause all funds and assets in or credited to the Account to be invested in Approved Investments. In the event that, at any time, the amount available for drawing under Letter of Credit A (plus the amount of any unreimbursed drawings thereunder) exceeds ninety percent (90%) the aggregate value of Approved Investments in the Account , Borrower shall, within four (4) Business Days of such occurrence, cause additional Approved Investments to be deposited in or credited to the Account, with values sufficient to eliminate such excess.
          (j) Further Assurances. Execute and deliver, or cause to be executed and delivered, to the Bank from time to time, promptly upon request therefor, any and all other and further instruments (including correction instruments) that may be reasonably requested by the Bank to cure any deficiency in the execution and delivery of this Agreement or any Related Document to which it is a party or more fully to describe particular aspects of any of the Borrower’s agreements and undertakings provided in this Agreement or any Related Document to which it is a party or so intended to be, or to perfect the Liens created hereby or by any Related Document.
          (k) Benefit Plans. Cause any benefit plan maintained for its employees to be in compliance in all material respects with all Legal Requirements applicable thereto, including, but not limited to, all requirements under ERISA, except for non-compliance which, in aggregate would not result in a material adverse effect.
          (l) Primary Bank Accounts. Borrower shall use its best efforts to establish its primary operating accounts with Bank.
          Notwithstanding anything to the contrary above, after the termination or surrender of Letter of Credit A, and the payment of all Obligations in connection therewith, all of the subsections of the foregoing Section 5.1, other than subsection 5.1(e), clauses (i), (ii), (iii) (iv), (vi) and (vii) shall be of no further force and effect and shall be deemed deleted from this Agreement.
     Section 5.2 Negative Covenants. So long as a drawing is available under the Letter of Credit, or the Bank shall have any commitment with respect thereto, or the Borrower shall have any obligation to pay any amount to the Bank hereunder, the Borrower will not, without the prior written consent of the Bank:
          (a) Encumbrances & Liens, Etc. Pledge, assign, grant any security interest in, allow any Lien to exist on the Collateral (other than to Bank) or with respect to properties or assets of Borrower, (including without limitation, any Liens in favor of Beneficiary as security for Borrowers’ obligations under the Lease), other than (a) the Liens created hereby and by any other Related Document (b) purchase money security interests and capital leases incurred in connection with the purchase or lease of fixed assets, securing indebtedness incurred in connection with such purchase or lease (c) Permitted Encumbrances and (d) pledges of and security interests in cash and securities held by Borrower (other than Collateral) as security for funded indebtedness of Borrower;
          (b) Sale, Assignment, Transfer or Pledge. Sell, transfer, lease, license or otherwise dispose of all or any portion of its Property, or any fixed assets or equipment used at, on or in connection therewith, except for such assets sold, leased or otherwise disposed of: (i) in the ordinary course of business for at least fair market value; (ii) sales and discounts of accounts receivable in the ordinary course of business, (iii) due to obsolescence or excessive wear or upon determination by the Borrower that such assets are no longer useful or necessary to the purposes of the Borrower; (iv) sales and exchanges of Collateral in the Account, to the extent specifically permitted under Section 3 of the Account Control Agreement.
          (c) Account Manager. So long as Letter of Credit A is issued and unexpired, without prior written consent from Bank, change the account manager for the Account or release Payden & Rygel from its duties and responsibilities as account manager for the Account.
          Notwithstanding anything to the contrary above, after the termination or surrender of Letter of Credit A, and the payment of all Obligations related thereto, clauses (b) and (c) of this Section 5.2 shall be of no further force and effect and shall be deemed deleted from this Agreement.
ARTICLE VI
EVENTS OF DEFAULT
     Section 6.1 Events of Default. If any of the following events occur, the Bank may do one or more of the following: declare an Event of Default and exercise any of the remedies set forth herein. If an event described under the paragraphs set forth in (b) and (c) below, then an Event of Default shall exist automatically without any action by the Bank and the remedies set forth in Section 6.2 shall apply:
          (a) Failure by the Borrower to pay when due any Obligation when required to be paid hereunder or under any other Related Document within three (3) Business Days after written notification to Borrower of the failure to make payment on the due date for such payment;
          (b) The Borrower shall become or be the subject of any insolvency proceeding or shall file a petition or other pleading seeking an “order for relief” within the meaning of the United States Bankruptcy Code or shall file any petition or other pleading seeking any reorganization, composition, readjustment, liquidation or similar relief for itself under any present or future law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Borrower, or of substantially all of its assets, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or
          (c) If a petition or other pleading shall be filed against the Borrower, seeking an “order for relief” within the meaning of the United States Bankruptcy Code or any reorganization, composition, readjustment, liquidation or similar relief under any present or future law or regulation and shall remain undismissed or unstayed for an aggregate period of sixty (60) days (whether or not consecutive), or if, by an order or decree of a court of competent jurisdiction, the Borrower shall become the subject of an “order for relief” within the meaning of the United States Bankruptcy Code or relief shall be granted under or pursuant to any such petition or other pleading, and such order or decree continues unvacated or unstayed, on appeal or otherwise, and in effect for a period of sixty (60) days; or if, by order or decree of such court, there shall be appointed, without the consent or acquiescence of the Borrower, a trustee in bankruptcy or reorganization or a receiver or liquidator of the Borrower, or of all or any substantial part of the Property of the Borrower, and such order or decree continues unvacated or unstayed, on appeal or otherwise, and in effect for a period of sixty (60) days; or
          (d) The failure of the Borrower to perform, observe, or comply with any covenants contained in Sections 5.1(i) or 5.2(a), (b) or (c) of this Agreement; or
          (e) Failure of Borrower to observe or perform the covenants contained in (i) Section 5.1(e) of this Agreement, and continuance of such failure for a period in excess of five (5) days, or (ii) any other provision of this Agreement or any Related Document and continuance thereof for a period of thirty (30) days from the earlier of Borrower’s actual knowledge thereof or written notice by Bank to Borrower thereof; or
          (f) Any representation or warranty made by the Borrower in connection with this Agreement or the other Related Documents shall prove to have been materially false when made or deemed made; or
          (g) One or more judgments, decrees or orders for the payment of money in excess of $3,000,000 in aggregate, which is not subject to insurance (or for which the carrier has denied or disputed coverage other than a routine reservation of rights) shall be rendered against the Borrower and shall remain unpaid or unstayed for a period in excess of twenty (20) days; or
          (h) Any payment or other material provision of this Agreement or any of the other Related Documents to which it is a party shall cease to be valid and binding on the Borrower, or the Borrower denies that it has any or further liability or obligation under this Agreement or any Related Document; or
          (i) There is a default by the Borrower under any agreement or instrument to which it is a party relating to any indebtedness in principal amount in excess of Three Million Dollars ($3,000,000) to any Person other than Bank either (i) in failing to pay any installment of principal or interest on such indebtedness, which default shall not have been waived or excused within any applicable grace period or (ii) as a result of which any such indebtedness shall have been accelerated and declared to be due and payable prior to its date of maturity; or
          (j) Any pledge, security interest or Lien created hereby or by any other Related Document to secure any amount due by the Borrower under this Agreement shall fail to be fully enforceable with the priority required hereunder or thereunder; or
          (k) A Material Adverse Effect occurs; or
          (l) If, without prior consent of Bank, Dan W. Denney (“Denney”) ceases to be active as the chief executive officer of Borrower and the Borrower is not actively engaged in identification and retention of a suitable successor; or
          (m) If at any time (i) the aggregate amount of Borrower’s outstanding Obligations related to Letter of Credit A plus the undrawn portion of the face amount of Letter of Credit A at any time exceeds ninety percent (90%) of the fair market value of the Account or (ii)

the aggregate face amounts of Letter of Credit B and Letter of Credit C exceed the face amount of the Certificates of Deposit.
     Section 6.2 Remedies Upon an Event of Default. If any Event of Default shall have occurred and be continuing, the Bank, may (a) declare all amounts outstanding hereunder, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon all principal amounts outstanding hereunder, all interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (b) exercise any and all rights and remedies provided herein, under the Related Documents, at law or in equity; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the United States Bankruptcy Code, and all amounts reimbursable pursuant to Sections 2.4 and Section 2.5, all interest accrued and unpaid thereon and all other amounts payable hereunder shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. During the pendency of a Default or Event of Default, all amounts payable under this Agreement shall bear interest at the Default Rate.
ARTICLE VII
GENERAL PROVISIONS
     Section 7.1 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including required copies) and sent by receipt hand delivery (including Federal Express or other receipted courier service), telex, telecopy, facsimile or regular mail, as follows:

if to the Beneficiary:	Peery - Arvillaga

2650 Mission College Blvd. Ste. 101

Santa Clara, CA

Attention:

	Telephone:	408-980-0130 x120

	Facsimile:	408-980-1940

if to the Borrower:	Genitope Corporation
525 Penobscot Drive
Redwood City, CA 94062
	Telephone:	650-482-2000

	Facsimile:	650-472-2145

if to the Bank:	Comerica Bank
Two Embarcadero Center, Suite 300
San Francisco, CA 94111
Attention: Robert Hurley
Telephone: (415) 477-3206
Facsimile: (415) 477-3270

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when delivered or telexed, telecopied, faxed or mailed, be effective when deposited with the courier, telexed, telecopied, faxed or mailed respectively, addressed as aforesaid.
     Section 7.2 Survival of Covenants; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall continue in full force and effect so long as the Agreement is in effect and until all obligations of the Borrower hereunder and under the other Related Documents shall have been paid in full. Whenever in this Agreement any of the parties hereto is referred to, such reference shall, subject to the last sentence of this Section 7.2, be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Bank. The Borrower may not transfer its rights or obligations under this Agreement without the prior written consent of the Bank. This Agreement is made solely for the benefit of the Borrower and the Bank, and no other Person or entity (including, without limitation, the Bond Issuer) shall have any right, benefit or interest under or because of the existence of this Agreement.
     Section 7.3 Participations. Notwithstanding the foregoing, the Bank shall be permitted to grant to one or more Participants, a participation or participations in all or any part of the Bank’s rights and obligations under this Agreement, the Letter of Credit, or any other Related Document on a participating basis but not as a party to this Agreement (a “Participation”), without the consent of the Borrower. In the event of any such grant by the Bank of a Participation to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and under the Letter of Credit, and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations under this Agreement and under the Letter of Credit. The Borrower agrees that each such Participant shall, to the extent of its Participation, be entitled to the benefits of this Agreement as if such Participant were the Bank.
     Section 7.4 Right of Set-Off.
          (a) Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other debt at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder.
          (b) The Bank agrees promptly to notify the Borrower after undertaking any such set-off and application referred to in subsection (a) above, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     Section 7.5 Liability of Bank: Indemnification. The Borrower hereby indemnities and holds the Bank harmless from and against all claims, damages, losses, liabilities, costs or expenses that the Bank may incur or that may be claimed against the Bank by any Person:
          (a) by reason of or in connection with the execution, delivery or performance of this Agreement, any Letter of Credit or any other Related Document, or any transaction contemplated thereby or hereby provided, however, that the Borrower shall not be required to indemnify the Bank pursuant to this Section 7.5 (a) for any claims, damages, losses, liabilities, costs or expenses to the extent finally determined by a court of competent jurisdiction to have been caused by the Bank’s gross negligence or willful misconduct; or
          (b) by reason of or in connection with any claim, litigation or other matter involving the Borrower provided, however, that the Borrower shall not be required to indemnify the Bank pursuant to this Section 7.5(b) for any claims, damages, losses, liabilities, costs or expenses to the extent finally determined by a court of competent jurisdiction to have been caused by the Bank’s gross negligence or willful misconduct; or
          (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, any Letter of Credit; provided, however, that the Borrower shall not be required to indemnify the Bank pursuant to this Section 7.5(c) for any claims, damages, losses, liabilities, costs or expenses to the extent finally determined by a court of competent jurisdiction to have been caused by the Bank’s gross negligence or willful misconduct.
               Without prejudice to the survival of any other obligation of the Borrower hereunder, the indemnities and obligations of the Borrower contained in this Section 7.5 shall survive the payment in full of amounts payable pursuant to Article II and the termination of the Letter of Credit.
     Section 7.6 Liability of the Bank. The Borrower assumes all risks of the acts or omissions of the Beneficiary and any other beneficiary or transferee of any Letter of Credit with respect to its use of any Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of the Beneficiary and any other beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Bank against presentation of documents that do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under the Letter of Credit. In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; provided, that if the Bank shall receive prior written notification from the Borrower that sufficiently identifies, in the opinion of the Bank, documents to be presented to the Bank that are not to be honored, the Bank agrees that it will not honor such documents.

     Section 7.7 Expenses and Taxes. The Borrower will promptly pay all Expenses. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement and the other Related Documents and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.
     Section 7.8 No Waiver; Conflict.
          (a) Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder, nor any course of dealing with respect to any of the same, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative, and not exclusive of any remedies provided by law.
          (b) To the extent of any conflict between this Agreement on the one hand and any other Related Document on the other hand, this Agreement shall control as between the Borrower and the Bank.
     Section 7.9 Modification, Amendment, Waiver, Etc. No modification, amendment or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given.
     Section 7.10 Dealing with the Borrower. The Bank and its affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower regardless of the capacity of the Bank hereunder.
     Section 7.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and the remaining portion of such provision and all other remaining provisions hereof will be construed to render them enforceable to the fullest extent permitted by law.
     Section 7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but when taken together shall constitute but one agreement and any of the parties hereto may execute this Agreement by signing any such counterpart.
     Section 7.13 Table of Contents; Headings. The table of contents and the Section and subsection headings used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.
     Section 7.14 Prior Agreements Superseded. This Agreement shall completely and fully supersede all prior undertakings or agreements, both written and oral, between the Borrower and the Bank relating to the Letter of Credit, including those contained in any commitment letter between the Bank and the Borrower executed in anticipation of this Agreement.
     Section 7.15 CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.
          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER RELATED DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.
          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER RELATED DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT BANK’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE BANK ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWER AND THE BANK WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.
          (c) THE BORROWER AND THE BANK HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE RELATED DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE BORROWER AND BANK REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
     Section 7.16 Reference Provision.
          (a) In the event the Jury Trial Waiver provision contained in Section 7.16(c) is invalid or unenforceable, the parties elect to proceed under this Judicial Reference Provision.

          (b) Other than (i) nonjudicial foreclosure of security interests in real or personal property, (ii) the appointment of a receiver or (iii) the exercise of other provisional remedies (any of which may be initiated pursuant to applicable law), any controversy, dispute or claim (each, a "Claim”) between the parties arising out of or relating to this Agreement or any Loan Document, will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided herein or in the Related Documents, venue for the reference proceeding will be in the Superior Court or Federal District Court in the County or District where the real property, if any, is located or in a County or District where venue is otherwise appropriate under applicable law (the “Court”).
          (c) The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. The referee shall be appointed to sit with all the powers provided by law. Each party shall have one peremptory challenge pursuant to CCP §170.6. Pending appointment of the referee, the Court has power to issue temporary or provisional remedies.
          (d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested to (i) set the matter for a status and trial- setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within ninety (90) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision. Any decision rendered by the referee will be final, binding and conclusive, and judgment shall be entered pursuant to CCP §644.
          (e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.
          (f) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.
          (g) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, provide all temporary or provisional remedies, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. The referee’s decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.
          (h) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.
          (i) THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY, AND THAT THEY ARE IN EFFECT WAIVING THEIR RIGHT TO TRIAL BY JURY IN AGREEING TO THIS REFERENCE PROVISION. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY AND FOR THEIR MUTUAL BENEFIT AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY DISPUTE BETWEEN THEM WHICH ARISES OUT OF OR IS RELATED TO THIS AGREEMENT OR THE RELATED DOCUMENTS.
[Remainder Of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Borrower and the Bank have duly executed this Agreement effective as of the date first above written.

THE BORROWER:	GENITOPE CORPORATION

	BY:	/s/ John Vuko

	Name:	John Vuko

	Title:	CFO

THE BANK:	COMERICA BANK

	BY:	/s/ Robert Hurley

	Name:	Robert Hurley

	Title:	VP

EXHIBIT A, B AND C
FORMS OF IRREVOCABLE LETTER OF CREDIT

COMERICA BANK HAS PREPARED THIS DRAFT UPON THE REQUEST AND BASED ON INFORMATION SUPPLIED TO IT. NO REPRESENTATION OR COMMITMENT IS MADE BY ISSUING BANK REGARDING THE ACCURACY OR SUITABILITY OF THIS DRAFT FOR ITS INTENDED PURPOSE OR THE WILLINGNESS OF ISSUING BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM.
DATE:
BENEFICIARY
THE RICHARD T. PEERY SEPARATE PROPERTY TRUST
AND THE JOHN ARRILLAGA SURVIVOR’S TRUST
2560 MISSION COLLEGE BLVD., SUITE 101
SANTA CLARA, CA. 95054
Construction Security Deposit: 6900 Dumbarton Circle, Fremont, CA (Ardenwood IV-5)
We hereby establish our irrevocable standby letter of credit no. xxxxxx-xx, in your favor for the account of genitope corporation, 525 penobscot drive, redwood city, ca. 94063 in the amount of usd$11,000,000.00 (Eleven million u.s. dollars) to expire on may 30, 2009, available by payment of your draft(s) at sight on us when accompanied by the following documents:
1. A WRITTEN AND DATED STATEMENT ON THE BENEFICIARY’S LETTERHEAD SIGNED BY ONE PURPORTING TO BE AN OFFICER OR AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY INDICATING NAME AND TITLE OF THE SIGNER WITH THE FOLLOWING WORDING:
“THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE RICHARD T. PEERY SEPARATE PROPERTY TRUST AND THE JOHN ARRILLAGA SURVIVOR’S TRUST (“LANDLORD”), HEREBY REPRESENTS AND WARRANTS THAT THE AMOUNT OF THE ACCOMPANYING DRAFT REPRESENTS AND COVERS MONIES DUE AND OWING TO LANDLORD BY GENITOPE CORPORATION, UNDER THAT CERTAIN “CONSTRUCTION AGREEMENT” DATED MAY 16, 2005 ENTERED INTO BETWEEN TENANT AND BENEFICIARY (“CONSTRUCTION AGREEMENT”) RELATED TO THAT CERTAIN LEASE AGREEMENT 0545-GEN101-01 DATED MAY 16, 2005 BETWEEN GENITOPE CORPORATION AND THE BENEFICIARY FOR THE PROPERTY LOCATED AT 6900 DUMBARTON CIRCLE-BLDG. IV-5, FREMONT, CA. 94555 (THE “LEASE”) FOR THE PURPOSE OF COMPLETING CONSTRUCTION OF THE “INTERIOR IMPROVEMENTS” (AS DEFINED IN THE LEASE”) WITHIN THE PREMISES (AS DEFINED IN THE “LEASE”) IN THE EVENT GENITOPE CORPORATION FAILS TO PAY ANY SUMS WHEN DUE UNDER ANY CONSTRUCTION CONTRACT FOR THE “INTERIOR IMPROVEMENTS” OR TO COMPLETE SUCH CONSTRUCTION AS AND WHEN REQUIRED UNDER THE CONSTRUCTION AGREEMENT OR IN THE EVENT ANY LIENS ARE FILED AGAINST THE PROPERTY (AS DEFINED IN THE LEASE).
2. The original letter of credit and any amendments thereto.
Special conditions:

ANY DRAWING CERTIFICATE MAY BE PRESENTED IN PERSON OR BY TELEFACSIMILE AT (415) 477-3310 TO THE ATTENTION OF MANAGER, INTERNATIONAL TRADE SERVICES PROVIDED THE DRAWING BY TELECOPY IS CONFIRMED BY TELEPHONE AT (415) 477-3318, 3259 OR 3253. IF DRAWINGS ARE PRESENTED BY TELEFACSIMILE SUCH TRANSMISSION SHALL INCLUDE A COPY OF THIS LETTER OF CREDIT AND AMENDMENT(S) IF ANY AND IMMEDIATELY THEREAFTER, THE ORIGINAL DEMAND AND THIS LETTER OF CREDIT AND AMENDMENT(S) IF ANY, SHALL BE SENT VIA OVERNIGHT MAIL TO COMERICA BANK, 2 EMBARCADERO CENTER, SAN FRANCISCO, CA. 94111. IF SUCH DEMAND IS LESS THAN THE FACE AMOUNT OF THIS LETTER OF CREDIT, THE ORIGINAL LETTER OF CREDIT AND AMENDMENT(S) IF ANY WILL BE IMMEDIATELY RETURNED TO THE BENEFICIARY VIA OVERNIGHT MAIL.
Partial drawings permitted.
All banking charges including courier and transfer fees are for the account of applicant.
we hereby agree with you that all notices, if any, to the beneficiary from comerica bank, the issuer of this standby letter of credit, shall be sent to the beneficiary by U.S. Certified Mail at applicant’s expense.
all draft(s) drawn under this standby letter of credit must be marked “drawn under comerica bank standby letter of credit no. ___.”
the original of this letter of credit must be presented together with the above documents in order to endorse the amount of each drawing on the reverse side and will be returned to the beneficiary unless it is fully utilized.
this letter of credit may be transferred successively in its entirety (but not in part) only up to the then available amount in favor of a nominated transferee that is the successor in interest to the beneficiary or is the new owner of certain stated property (“transferee”), assuming such transfer to such transferee is in compliance with all applicable u.s. laws and regulations. at the time of transfer, the original letter of credit and original amendment(s) if any, must be surrendered to us together with our transfer form attached hereto, in case of any transfer under this letter of credit, the draft and any required statement must be executed by the transferee and where the beneficiary’s name appears within this standby letter of credit, the transferee’s name is automatically substituted therefore.
this standby letter of credit sets forth in full the terms of our undertaking and such undertaking shall not be in any way modified, amended, or amplified by reference to any document, instrument or agreement referred to herein or in which this standby letter of credit is referred to or to which this standby letter of credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

except so far as otherwise expressly stated this standby letter of credit is subject to the international standby practices (“ISP98”), international chamber fo commerce (1998 version and any subsequent revisions).
we hereby engage with you that all document(s) drawn under and in compliance with this standby letter of credit will be duly honored UPON PRESENTATION at our office located at 2 embarcadero center, suite 300, san francisco, ca. 94111 or by overnight delivery services on or before the expiration date at 3:00 pm.
verbiage approved: genitope corporation
by:
its:
date:

COMERICA BANK HAS PREPARED THIS DRAFT UPON THE REQUEST AND BASED ON INFORMATION SUPPLIED TO IT. NO REPRESENTATION OR COMMITMENT IS MADE BY ISSUING BANK REGARDING THE ACCURACY OR SUITABILITY OF THIS DRAFT FOR ITS INTENDED PURPOSE OR THE WILLINGNESS OF ISSUING BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM.
DATE:
BENEFICIARY
THE RICHARD T. PEERY SEPARATE PROPERTY TRUST
AND THE JOHN ARRILLAGA SURVIVOR’S TRUST
2560 MISSION COLLEGE BLVD., SUITE 101
SANTA CLARA, CA. 95054
Construction Security Deposit: 6800 Dumbarton Circle, Fremont, CA (Ardenwood IV-6)
We hereby establish our irrevocable standby letter of credit no. xxxxxx-xx, in your favor for the account of genitope corporation, 525 penobscot drive, redwood city, ca. 94063 in the amount of usd$23,000,000.00 (twenty-three million u.s. dollars) to expire on may 30, 2009, available by payment of your draft(s) at sight on us when accompanied by the following documents:
1. A WRITTEN AND DATED STATEMENT ON THE BENEFICIARY’S LETTERHEAD SIGNED BY ONE PURPORTING TO BE AN OFFICER OR AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY INDICATING NAME AND TITLE OF THE SIGNER WITH THE FOLLOWING WORDING:
“THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE RICHARD T. PEERY SEPARATE PROPERTY TRUST AND THE JOHN ARRILLAGA SURVIVOR’S TRUST (“LANDLORD”), HEREBY REPRESENTS AND WARRANTS THAT THE AMOUNT OF THE ACCOMPANYING DRAFT REPRESENTS AND COVERS MONIES DUE AND OWING TO LANDLORD BY GENITOPE CORPORATION, UNDER THAT CERTAIN “CONSTRUCTION AGREEMENT” DATED MAY 16, 2005 ENTERED INTO BETWEEN TENANT AND BENEFICIARY (“CONSTRUCTION AGREEMENT”) RELATED TO THAT CERTAIN LEASE AGREEMENT 0546-GEN101-01 DATED MAY 16, 2005 BETWEEN GENITOPE CORPORATION AND THE BENEFICIARY FOR THE PROPERTY LOCATED AT 6800 DUMBARTON CIRCLE-BLDG. IV-6 , FREMONT, CA. 94555 (THE “LEASE”) FOR THE PURPOSE OF COMPLETING CONSTRUCTION OF THE “INTERIOR IMPROVEMENTS” (AS DEFINED IN THE LEASE”) WITHIN THE PREMISES (AS DEFINED IN THE “LEASE”) IN THE EVENT GENITOPE CORPORATION FAILS TO PAY ANY

SUMS WHEN DUE UNDER ANY CONSTRUCTION CONTRACT FOR THE “INTERIOR IMPROVEMENTS” OR TO COMPLETE SUCH CONSTRUCTION AS AND WHEN REQUIRED UNDER THE CONSTRUCTION AGREEMENT OR IN THE EVENT ANY LIENS ARE FILED AGAINST THE PROPERTY (AS DEFINED IN THE LEASE).
2. The original letter of credit and any amendments thereto.
Special conditions:
ANY DRAWING CERTIFICATE MAY BE PRESENTED IN PERSON OR BY TELEFACSIMILE AT (415) 477-3310 TO THE ATTENTION OF MANAGER, INTERNATIONAL TRADE SERVICES PROVIDED THE DRAWING BY TELECOPY IS CONFIRMED BY TELEPHONE AT (415) 477-3318, 3259 OR 3253. IF DRAWINGS ARE PRESENTED BY TELEFACSIMILE SUCH TRANSMISSION SHALL INCLUDE A COPY OF THIS LETTER OF CREDIT AND AMENDMENT(S) IF ANY AND IMMEDIATELY THEREAFTER, THE ORIGINAL DEMAND AND THIS LETTER OF CREDIT AND AMENDMENT(S) IF ANY, SHALL BE SENT VIA OVERNIGHT MAIL TO COMERICA BANK, 2 EMBARCADERO CENTER, SAN FRANCISCO, CA. 94111. IF SUCH DEMAND IS LESS THAN THE FACE AMOUNT OF THIS LETTER OF CREDIT, THE ORIGINAL LETTER OF CREDIT AND AMENDMENT(S) IF ANY WILL BE IMMEDIATELY RETURNED TO THE BENEFICIARY VIA OVERNIGHT MAIL.
Partial drawings permitted.
All banking charges including courier and transfer fees are for the account of applicant.
we hereby agree with you that all notices, if any, to the beneficiary from comerica bank, the issuer of this standby letter of credit, shall be sent to the beneficiary by U.S. Certified Mail at applicant’s expense.
all draft(s) drawn under this standby letter of credit must be marked “drawn under comerica bank standby letter of credit no. ___.”
the original of this letter of credit must be presented together with the above documents in order to endorse the amount of each drawing on the reverse side and will be returned to the beneficiary unless it is fully utilized.
this letter of credit may be transferred successively in its entirety (but not in part) only up to the then AVAILABLE AMOUNT in favor of a nominated transferee that is the successor in interest to the beneficiary or is the new owner of certain stated property (“transferee”), assuming such transfer to such transferee is in compliance with all applicable u.s. laws and regulations. at the time of transfer, the original letter of credit and original amendment(s) if any, must be surrendered to us together with our transfer form attached hereto, in case of any transfer under this letter of credit, the draft and any required statement must be executed by the transferee and where the beneficiary’s name appears within this standby letter of credit, the transferee’s name is automatically substituted therefore.
this standby letter of credit sets forth in full the terms of our undertaking and such undertaking shall not be in any way modified, amended, or amplified by reference to any document, instrument or agreement referred to herein or in which this standby letter of credit is referred to or to which this standby letter of credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.
except so far as otherwise expressly stated this standby letter of credit is subject to the international standby practices (“ISP98”), international chamber fo commerce (1998 version and any subsequent revisions).
we hereby engage with you that all document(s) drawn under and in compliance with this standby letter of credit will be duly honored UPON PRESENTATION at our office located at 2 embarcadero center, suite 300, san francisco, ca. 94111 or by overnight delivery services on or before the expiration date at 3:00 pm.
verbiage approved: genitope corporation
by:
its:
date:

COMERICA BANK HAS PREPARED THIS DRAFT UPON THE REQUEST AND BASED ON INFORMATION SUPPLIED TO IT. NO REPRESENTATION OR COMMITMENT IS MADE BY ISSUING BANK REGARDING THE ACCURACY OR SUITABILITY OF THIS DRAFT FOR ITS INTENDED PURPOSE OR THE WILLINGNESS OF ISSUING BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM.
DATE:
BENEFICIARY
THE RICHARD T. PEERY SEPARATE PROPERTY TRUST
AND THE JOHN ARRILLAGA SURVIVOR’S TRUST
2560 MISSION COLLEGE BLVD., SUITE 101
SANTA CLARA, CA. 95054
Security Deposit: 6900 Dumbarton Circle, Fremont, CA (Ardenwood IV-5)
We hereby establish our irrevocable standby letter of credit no. xxxxxx-xx, in your favor for the account of genitope corporation, 525 penobscot drive, redwood city, ca. 94063 in the amount of usd$500,000.00 (five hundred thousand u.s. dollars) to expire on january 29, 2021, available by payment of your draft(s) at sight on us when accompanied by the following documents:
1. A WRITTEN AND DATED STATEMENT ON THE BENEFICIARY’S LETTERHEAD SIGNED BY ONE PURPORTING TO BE AN OFFICER OR AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY INDICATING NAME AND TITLE OF THE SIGNER WITH THE FOLLOWING WORDING:
“THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE RICHARD T. PEERY SEPARATE PROPERTY TRUST AND THE JOHN ARRILLAGA SURVIVOR’S TRUST (“LANDLORD”), HEREBY REPRESENTS AND WARRANTS THAT THE AMOUNT OF THE ACCOMPANYING DRAFT REPRESENTS AND COVERS MONIES DUE AND OWING TO LANDLORD BY GENITOPE CORPORATION (TENANT), PURSUANT TO A “DEFAULT” AS DEFINED UNDER THAT LEASE AGREEMENT 0545-GEN101-01 DATED MAY 16, 2005 LOCATED AT 6900 DUMBARTON CIRCLE, FREMONT, CA. 94555 (THE “LEASE”) BY AND BETWEEN LANDLORD AND TENANT, AND ANY CURE PERIODS OR GRACE PERIODS FOR SUCH DEFAULT HAVE LAPSED WITHOUT REMEDY FOLLOWING RECEIPT BY TENANT OF THE NOTICE OF SUCH DEFAULT. FURTHERMORE, LANDLORD HEREBY REPRESENTS AND WARRANTS AND DELIVERS EVIDENCE THAT LANDLORD HAS PROVIDED TO TENANT THE WRITTEN NOTICE OF SUCH DEFAULT WHICH WAS RECEIVED BY TENANT UNDER THE APPLICABLE PROVISIONS OF THE LEASE.”
2. The original letter of credit and any amendments thereto.
Special conditions:
ANY DRAWING CERTIFICATE MAY BE PRESENTED IN PERSON OR BY TELEFACSIMILE AT (415) 477-3310 TO THE ATTENTION OF MANAGER, INTERNATIONAL TRADE SERVICES PROVIDED THE DRAWING BY TELECOPY IS CONFIRMED BY TELEPHONE AT (415) 477-3318, 3259 OR 3253. IF DRAWINGS ARE PRESENTED BY TELEFACSIMILE SUCH TRANSMISSION

SHALL INCLUDE A COPY OF THIS LETTER OF CREDIT AND AMENDMENT(S) IF ANY AND IMMEDIATELY THEREAFTER, THE ORIGINAL DEMAND AND THIS LETTER OF CREDIT AND AMENDMENT(S) IF ANY, SHALL BE SENT VIA OVERNIGHT MAIL TO COMERICA BANK, 2 EMBARCADERO CENTER, SAN FRANCISCO, CA. 94111. IF SUCH DEMAND IS LESS THAN THE FACE AMOUNT OF THIS LETTER OF CREDIT, THE ORIGINAL LETTER OF CREDIT AND AMENDMENT(S) IF ANY WILL BE IMMEDIATELY RETURNED TO THE BENEFICIARY VIA OVERNIGHT MAIL.
Partial drawings permitted.
All banking charges including courier and transfer fees are for the account of applicant.
we hereby agree with you that all notices, if any, to the beneficiary from comerica bank, the issuer of this standby letter of credit, shall be sent to the beneficiary by U.S. Certified Mail at applicant’s expense.
all draft(s) drawn under this standby letter of credit must be marked “drawn under comerica bank standby letter of credit no. ___.”
the original of this letter of credit must be presented together with the above documents in order to endorse the amount of each drawing on the reverse side and will be returned to the beneficiary unless it is fully utilized.
this letter of credit may be transferred successively in its entirety (but not in part) only up to the then AVAILABLE AMOUNT in favor of a nominated transferee that is THE SUCCESSOR in interest to the beneficiary or is the new owner of certain stated property (“transferee”), assuming such transfer to such transferee is in compliance with all applicable u.s. laws and regulations. at the time of transfer, the original letter of credit and original amendment(s) if any, must be surrendered to us together with our transfer form attached hereto, in case of any transfer under this letter of credit, the draft and any required statement must be executed by the transferee and where the beneficiary’s name appears within this standby letter of credit, the transferee’s name is automatically substituted therefore.
this standby letter of credit sets forth in full the terms of our undertaking and such undertaking shall not be in any way modified, amended, or amplified by reference to any document, instrument or agreement referred to herein or in which this standby letter of credit is referred to or to which this standby letter of credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.
except so far as otherwise expressly stated this standby letter of credit is subject to the international standby practices (“ISP98”), international chamber fo commerce (1998 version and any subsequent revisions).
we hereby engage with you that all document(s) drawn under and in compliance with this standby letter of credit will be duly honored upon presentation at our office located at 2 embarcadero center, suite 300, san francisco, ca. 94111 or by overnight delivery services on or before the expiration date at 3:00 pm.
verbiage approved: genitope corporation
by:
its:
date:

COMERICA BANK HAS PREPARED THIS DRAFT UPON THE REQUEST AND BASED ON INFORMATION SUPPLIED TO IT. NO REPRESENTATION OR COMMITMENT IS MADE BY ISSUING BANK REGARDING THE ACCURACY OR SUITABILITY OF THIS DRAFT FOR ITS INTENDED PURPOSE OR THE WILLINGNESS OF ISSUING BANK TO ISSUE THIS LETTER OF CREDIT IN THIS OR ANY OTHER FORM.
DATE:
BENEFICIARY
THE RICHARD T. PEERY SEPARATE PROPERTY TRUST
AND THE JOHN ARRILLAGA SURVIVOR’S TRUST
2560 MISSION COLLEGE BLVD., SUITE 101
SANTA CLARA, CA. 95054
Security Deposit: 6800 Dumbarton Circle, Fremont, CA (Ardenwood IV-6)
We hereby establish our irrevocable standby letter of credit no. xxxxxx-xx, in your favor for the account of genitope corporation, 525 penobscot drive, redwood city, ca. 94063 in the amount of usd $500,000.00 (five hundred thousand u.s. dollars) to expire on january 29, 2021, available by payment of your draft(s) at sight on us when accompanied by the following documents:
1. A WRITTEN AND DATED STATEMENT ON THE BENEFICIARY’S LETTERHEAD SIGNED BY ONE PURPORTING TO BE AN OFFICER OR AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY INDICATING NAME AND TITLE OF THE SIGNER WITH THE FOLLOWING WORDING:
“THE UNDERSIGNED BEING A DULY AUTHORIZED REPRESENTATIVE OR OFFICER OF THE RICHARD T. PEERY SEPARATE PROPERTY TRUST AND THE JOHN ARRILLAGA SURVIVOR’S TRUST (“LANDLORD”), HEREBY REPRESENTS AND WARRANTS THAT THE AMOUNT OF THE ACCOMPANYING DRAFT REPRESENTS AND COVERS MONIES DUE AND OWING TO LANDLORD BY GENITOPE CORPORATION (TENANT), PURSUANT TO A “DEFAULT” AS DEFINED UNDER THAT LEASE AGREEMENT 0546-GEN101-01 DATED MAY 16, 2005 LOCATED AT 6800 DUMBARTON CIRCLE, FREMONT, CA. 94555 (THE “LEASE”) BY AND BETWEEN LANDLORD AND TENANT, AND ANY CURE PERIODS OR GRACE PERIODS FOR SUCH DEFAULT HAVE LAPSED WITHOUT REMEDY FOLLOWING RECEIPT BY TENANT OF THE NOTICE OF SUCH DEFAULT. FURTHERMORE, LANDLORD HEREBY REPRESENTS AND WARRANTS AND DELIVERS EVIDENCE THAT LANDLORD HAS PROVIDED TO TENANT THE WRITTEN NOTICE OF SUCH DEFAULT WHICH WAS RECEIVED BY TENANT UNDER THE APPLICABLE PROVISIONS OF THE LEASE.”
2. The original letter of credit and any amendments thereto.
Special conditions:
ANY DRAWING CERTIFICATE MAY BE PRESENTED IN PERSON OR BY TELEFACSIMILE AT (415) 477-3310 TO THE ATTENTION OF MANAGER, INTERNATIONAL TRADE SERVICES PROVIDED THE DRAWING BY TELECOPY IS CONFIRMED BY TELEPHONE AT (415) 477-3318, 3259 OR 3253. IF DRAWINGS ARE PRESENTED BY TELEFACSIMILE SUCH TRANSMISSION

SHALL INCLUDE A COPY OF THIS LETTER OF CREDIT AND AMENDMENT(S) IF ANY AND IMMEDIATELY THEREAFTER, THE ORIGINAL DEMAND AND THIS LETTER OF CREDIT AND AMENDMENT(S) IF ANY, SHALL BE SENT VIA OVERNIGHT MAIL TO COMERICA BANK, 2 EMBARCADERO CENTER, SAN FRANCISCO, CA. 94111. IF SUCH DEMAND IS LESS THAN THE FACE AMOUNT OF THIS LETTER OF CREDIT, THE ORIGINAL LETTER OF CREDIT AND AMENDMENT(S) IF ANY WILL BE IMMEDIATELY RETURNED TO THE BENEFICIARY VIA OVERNIGHT MAIL.
Partial drawings permitted.
All banking charges including courier and transfer fees are for the account of applicant.
we hereby agree with you that all notices, if any, to the beneficiary from comerica bank, the issuer of this standby letter of credit, shall be sent to the beneficiary by U.S. Certified Mail at applicant’s expense.
all draft(s) drawn under this standby letter of credit must be marked “drawn under comerica bank standby letter of credit no. ___.”
the original of this letter of credit must be presented together with the above documents in order to endorse the amount of each drawing on the reverse side and will be returned to the beneficiary unless it is fully utilized.
this letter of credit may be transferred successively in its entirety (but not in part) only up to the then AVAILABLE AMOUNT in favor of a nominated transferee that is the successor in interest to the beneficiary or is the new owner of certain stated property (“transferee”), assuming such transfer to such transferee is in compliance with all applicable u.s. laws and regulations. at the time of transfer, the original letter of credit and original amendment(s) if any, must be surrendered to us together with our transfer form attached hereto, in case of any transfer under this letter of credit, the draft and any required statement must be executed by the transferee and where the beneficiary’s name appears within this standby letter of credit, the transferee’s name is automatically substituted therefore.
this standby letter of credit sets forth in full the terms of our undertaking and such undertaking shall not be in any way modified, amended, or amplified by reference to any document, instrument or agreement referred to herein or in which this standby letter of credit is referred to or to which this standby letter of credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.
except so far as otherwise expressly stated this standby letter of credit is subject to the international standby practices (“ISP98”), international chamber fo commerce (1998 version and any subsequent revisions).

we hereby engage with you that all document(s) drawn under and in compliance with this standby letter of credit will be duly honored UPON PRESENTATION at our offices located at 2 embarcadero center, suite 300, san francisco, ca. 94111 or by overnight delivery services on or before the expiration date at 3:00 pm.
verbiage approved: genitope corporation
by:
its:
date: